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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated July 9, 1999 on the financial statements of North Sky Communications and Affiliates combined for the year ended December 31, 1998 included in this Form 8-K of Quanta Services, Inc. It should be noted that we have not audited any financial statements of North Sky Communications and Affiliates subsequent to July 9, 1999 or performed any audit procedures subsequent to the date of our report.

Arthur Andersen LLP


Portland, OR
November 12, 1999